UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 9, 2010

ProUroCare Medical Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51774	20-1212923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6440 Flying Cloud Dr., STE 101, Eden Prairie, MN	55416
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	952-476-9093

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement

The disclosure under Item 2.03 below is incorporated herein by reference.

Item 2.03  Creation of a Direct financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Company

On August 12, 2011, ProUroCare Medical Inc. (the Company”) held a closing in a private placement of $100,000 of 10% secured, subordinated convertible notes.  The notes bear interest at 10% per annum, mature on September 20, 2013, and are convertible into shares of the Company’s common stock at a conversion price of $1.30 per share.  The closing included a $25,000 investment by the spouse of Company director Scott Smith.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held our Annual Meeting of Shareholders on August 9, 2011, at which the shareholders took the following actions:

Matter 1: Election of Directors

The director nominees described in the Company's Proxy Statement were elected as follows:

	For	Withhold	Abstain	Broker Non-Votes
Richard C. Carlson	5,902,960	0	500	6,632,475
Michael Chambers	5,902,960	0	500	6,632,475
James L. Davis	5,902,960	0	500	6,632,475
Larry Getlin	5,902,960	0	500	6,632,475
David F. Koenig	5,902,960	0	500	6,632,475
Robert J. Rudelius	5,902,960	0	500	6,632,475
Scott E Smith	5,902,960	0	500	6,632,475

Each director has consented to hold office until the next annual meeting of shareholders or until his successor is elected and shall have qualified.

Matter 2:  Appointment of Independent Registered Public Accounting Firm

The appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified as follows:

For	Against	Abstain
12,406,475	500	138,988

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1
Form of 10% Secured, Subordinated Convertible Note issued pursuant to the Company’s private placement of promissory notes on August 12, 2011 (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed July 1, 2011).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROUROCARE MEDICAL INC.

August 15, 2010	By:	/s/ Richard C. Carlson
Richard C. Carlson
Chief Executive Officer